                                                                       EXHIBIT 1





                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                       PEGASUS COMMUNICATIONS CORPORATION,

                  PEGASUS SATELLITE TELEVISION OF INDIANA, INC.


                                       and


                              DBS OF INDIANA, INC.















                     --------------------------------------

                          Dated as of January 21, 1997

                     --------------------------------------

                                Table of Contents

         ARTICLE I - DEFINITIONS................................................................................  1
                  1.1  Certain Definitions......................................................................  1
                  1.2  Other Definitions........................................................................  7

         ARTICLE II - BASIC TRANSACTION.........................................................................  8
                  2.1  Merger; Surviving Corporation............................................................  8
                  2.2  Certificate of Incorporation.............................................................  8
                  2.3  By-Laws..................................................................................  8
                  2.4  Directors and Officers...................................................................  9
                  2.5  Effective Time...........................................................................  9
                  2.6  Conversion of Company Shares.............................................................  9
                  2.7  Exchange of Certificates.................................................................  9
                  2.8  Merger Consideration..................................................................... 10
                  2.9  Manner of Payment........................................................................ 10
                  2.10 Closing.................................................................................. 11
                  2.11 Transactions at Closing.................................................................. 11

         ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................ 11
                  3.1  Organization and Qualification........................................................... 11
                  3.2  Capitalization........................................................................... 12
                  3.3  Authority and Validity................................................................... 12
                  3.4  No Breach or Violation................................................................... 13
                  3.5  Consents and Approvals................................................................... 13
                  3.6  Title to Assets.......................................................................... 13
                  3.7  Intellectual Property.................................................................... 14
                  3.8  Compliance with Legal Requirements....................................................... 14
                  3.9  Financial Information.................................................................... 14
                  3.10 Events Subsequent to November 30, 1996................................................... 15
                  3.11 Undisclosed Liabilities.................................................................. 16
                  3.12 Legal Proceedings........................................................................ 16
                  3.13 Taxes.................................................................................... 16
                  3.14 Employee Benefits; Employees............................................................. 16
                  3.15 Contracts................................................................................ 17
                  3.16 Books and Records; Accounts Receivable................................................... 19
                  3.17 Business Information..................................................................... 19
                  3.18 Insurance................................................................................ 19
                  3.19 Disclosure............................................................................... 20
                  3.20 Brokers or Finders....................................................................... 21
                  3.21 Certain Payments......................................................................... 21
                  3.22 Subscribers.............................................................................. 21

         ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PEGASUS AND
                  MERGER SUB.................................................................................... 21
                  4.1  Organization and Qualification........................................................... 21
                  4.2  Authority and Validity................................................................... 22
                  4.3  No Breach or Violation................................................................... 22
                  4.4  Consents and Approvals................................................................... 23
                  4.5  Legal Proceedings........................................................................ 23
                  4.6  Capitalization........................................................................... 23

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                  4.7  Compliance with Legal Requirements....................................................... 24
                  4.8  Financial Information.................................................................... 24
                  4.9  Undisclosed Liabilities.................................................................. 24
                  4.10 Brokers or Finders....................................................................... 24
                  4.11 Disclosure............................................................................... 25

         ARTICLE V - PRE-CLOSING COVENANTS OF THE COMPANY AND THE
                  SHAREHOLDERS.................................................................................. 25
                  5.1  Additional Information................................................................... 25
                  5.2  Exclusivity.............................................................................. 26
                  5.3  Continuity and Maintenance of Operations................................................. 26
                  5.4  Consents and Approvals................................................................... 27
                  5.5  Adoption by Shareholders................................................................. 28
                  5.6  Securities Filings; Financial Information................................................ 28
                  5.7  Notification of Certain Matters.......................................................... 28
                  5.8  Employee Matters......................................................................... 29
                  5.9  Schedules................................................................................ 29
                  5.10 Removal of Encumbrances.................................................................. 29
                  5.11 Duty of Good Faith and Fair Dealing...................................................... 30
                  5.12 Shareholder Investment Representations................................................... 30

         ARTICLE VI - PRE-CLOSING COVENANTS OF PEGASUS AND
                  MERGER SUB.................................................................................... 30
                  6.1  Consents and Approvals................................................................... 30
                  6.2  Loan..................................................................................... 30

         ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF PEGASUS
                  AND MERGER SUB................................................................................ 31
                  7.1  Accuracy of Representations.............................................................. 31
                  7.2  Covenants................................................................................ 31
                  7.3  Consents................................................................................. 31
                  7.4  Delivery of Documents.................................................................... 32
                  7.5  No Material Adverse Change............................................................... 33
                  7.6  No Litigation............................................................................ 33
                  7.7  Minimum Subscribers...................................................................... 33
                  7.8  NRTC Compliance Certificate.............................................................. 33
                  7.9  Dissenters' Rights....................................................................... 33
                  7.10 Software License......................................................................... 33
                  7.11 Repayment of Shareholder Liabilities..................................................... 34

         ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                  COMPANY....................................................................................... 34
                  8.1  Accuracy of Representations.............................................................. 34
                  8.2  Covenants................................................................................ 34
                  8.3  Consents................................................................................. 34
                  8.4  Delivery of Documents.................................................................... 35
                  8.5  No Material Adverse Change............................................................... 35
                  8.6  Litigation............................................................................... 35

         ARTICLE IX - POST-CLOSING COVENANTS.................................................................... 36
                  9.1  Taxes.................................................................................... 36
                  9.2  Territorial Compliance................................................................... 36
                  9.3  Payment of Fees.......................................................................... 37

         ARTICLE X - TERMINATION................................................................................ 37
                  10.1  Events of Termination................................................................... 37
                  10.2  Liabilities in Event of Termination..................................................... 38
                  10.3  Procedure Upon Termination.............................................................. 38

         ARTICLE XI - REMEDIES FOR BREACH OF THIS AGREEMENT..................................................... 38
                  11.1  Survival of Representations and Warranties.............................................. 38
                  11.2  Indemnification Provisions for Benefit of
                        Pegasus and Merger Sub.................................................................. 38
                  11.3  Indemnification Provisions for Benefit of
                        the Company and Shareholders............................................................ 40
                  11.4  Matters Involving Third Parties......................................................... 41
                  11.5  Indemnity Net of Insurance Proceeds..................................................... 42

         ARTICLE XII - MISCELLANEOUS............................................................................ 42
                  12.1  Parties Obligated and Benefited......................................................... 42
                  12.2  Notices................................................................................. 43
                  12.3  Waiver.................................................................................. 43
                  12.4  Headings................................................................................ 44
                  12.5  Choice of Law........................................................................... 44
                  12.6  Rights Cumulative....................................................................... 44
                  12.7  Further Actions......................................................................... 44
                  12.8  Time of the Essence..................................................................... 44
                  12.9  Counterparts............................................................................ 44
                  12.10 Entire Agreement........................................................................ 44
                  12.11 Amendments and Waivers.................................................................. 44
                  12.12 Construction............................................................................ 45
                  12.13 Expenses................................................................................ 45

                                    Exhibits


Exhibit 1       Shareholders

Exhibit 2       Service Areas

Exhibit 3       Escrow Agreement

Exhibit 4       Noncompetition Agreement

Exhibit 5       Consultancy Agreement

Exhibit 6       DGCL Certificate of Merger

Exhibit 7       IBCL Articles of Merger

Exhibit 8       Stockholders' Agreement

Exhibit 9       Terms of Pegasus Preferred Stock

Exhibit 10      Current Balance Sheet

Exhibit 11      Lockup Agreement

Exhibit 12      Shareholder Investment Letter

Exhibit 13      Tax Certificate

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of the 21st day of January, 1997, by and among PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation ("Pegasus"), PEGASUS SATELLITE TELEVISION OF INDIANA, INC., a Delaware corporation ("Merger Sub"), and DBS OF INDIANA, INC., an Indiana corporation (the "Company"). Pegasus, Merger Sub and the Company are collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, the Company is a party to that certain NRTC Distribution Agreement (as defined below) with the National Rural Telecommunications Cooperative ("NRTC"), pursuant to which NRTC has granted to the Company the right to distribute DIRECTV(R) ("DIRECTV") programming offered by DirecTV, Inc. in the zip code areas of Indiana identified in Exhibit 2 ("Service Areas");

         WHEREAS, the Parties intend for Pegasus to acquire the Business (as hereinafter defined), including the NRTC Distribution Agreement, by means of the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Persons identified on Exhibit 1 (individually a "Shareholder" and collectively the "Shareholders") own beneficially and of record all the issued and outstanding capital stock of the Company.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

         "Accounts Receivable" mean the accounts receivable identified in the Books and Records.

         "Adverse Consequences" mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, legal, accounting, experts' and other fees, costs and expenses).

         "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Assets" mean all properties, assets (including cash), privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Business and in which the Company has any right, title or interest or in which the Company acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date recorded on the Books and Records of the Company, including Accounts Receivable, Books and Records, Contracts, Intangibles, Intellectual Property, Inventory, NRTC Patronage Capital, Personal Property and Closing Subscribers.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that reasonably forms or could reasonably form the basis for any specified consequence.

         "Books and Records" mean all of the Company's books and records, including minute and stock books, purchase and sale order files, invoices, sales materials and records, customer lists, mailing lists, personnel records and files, technical data and records, all correspondence with and documents pertaining to NRTC, DIRECTV, DSS Systems, subscribers, suppliers, Governmental Authorities and other third parties, all records evidencing the accounts receivable and a schedule of accounts receivable aging and all other financial records.

         "Business" means the DIRECTV distribution business conducted by the Company on the date of this Agreement and through the Closing Date pursuant to rights granted under the NRTC Distribution Agreement.

         "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

         "Closing Subscribers" means the active DIRECTV subscriber accounts of the Business as of the Closing Date, excluding the number of subscribers who (i) reside outside the Service Area or are not otherwise Committed Member Residences; (ii) are reported as Level 2 disconnections based upon the most recent "disconnect report" generated by the NRTC prior to Closing, which number shall be decreased by the product of the total number of active DIRECTV subscriber accounts of the Business as of the Closing Date times a fraction, the numerator of which is the average number of "total reconnects" reported on the previous three Performance Indicator Reports generated by the NRTC with respect to the Business, and the denominator of which is the average total subscriber count reported on the same previous three Performance Indicator Reports; (iii) are 60 days or more past due in the payment of any amount payable to the Company; and (iv) have become subscribers pursuant to marketing promotions subsequent to the execution of the Letter of Intent that are not marketing promotions conducted in the Ordinary Course.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Documents" mean the Lockup Agreement, Noncompetition Agreement, Consultancy Agreement, Escrow Agreement, Stockholders' Agreement and any other documents, instruments and certificates to be executed and delivered by the Parties or the Shareholders hereunder or thereunder, including the agreements described in Section 5.12.

         "Committed Member Residence" has the meaning assigned to it in the NRTC Distribution Agreement.

         "Confidentiality Agreement" means that certain Confidentiality Agreement dated September 13, 1996 between Pegasus and the Company.

         "Consultancy Agreement" means the form of consultancy and noncompetition agreement attached hereto as Exhibit 5 among Summe, Pegasus and the Surviving Corporation.

         "DSS System" means the satellite receiving system for DIRECTV consisting of an eighteen inch satellite antenna dish, an integrated receiver decoder and a remote control.

         "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, restriction on transfer or any exception to or defect in title or other ownership interest (including restrictive covenants, leases and licenses), but not including (i) encumbrances for current Taxes not delinquent or being contested in good faith, (ii) mechanics', carriers', workers', repairers' or other similar liens arising or incurred in the Ordinary Course, and (iii) purchase money security interests in personal property which secure only the purchase price of the relevant property identified on Schedule 1.1(a) hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means IBJ Schroder Bank & Trust Company.

         "Escrow Agreement" means the form of escrow agreement attached hereto as Exhibit 3.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "Intangibles" mean all accounts, notes and other receivables, claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set-off, rights of recoupment and other intangible assets owned, used or held for use in the Business.

         "Intellectual Property" means all of the following that are owned, used or held solely for use in the Business: (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and all applications, registrations and renewals in connection therewith; (ii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iii) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (iv) all computer software (including data and related documentation) other than the proprietary subscriber management, lead management and dealer management software to be transferred to the Shareholders or an entity owned or controlled by the Shareholders prior to the Closing; (v) all other proprietary rights; and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

         "Inventory" means the DSS Systems and other equipment owned by the Company for sale, lease or rent to or use by Subscribers.

         "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         "Letter of Intent" means that certain Letter of Intent dated December 4, 1996 between Pegasus and the Company.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, but excluding any Liability to Pegasus or Merger Sub.

         "Lockup Agreement" means the lockup agreement of even date herewith between Pegasus and Summe, in substantially the form attached hereto as Exhibit 11.

         "Majority Shareholder" means Richard D. Summe.

         "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

         "Noncompetition Agreement" means the form of noncompetition agreement attached hereto as Exhibit 4 among each Shareholder (other than Summe), Pegasus and the Surviving Corporation.

         "NRTC Distribution Agreement" means any contract, commitment, agreement, instrument or other document pursuant to which NRTC and/or DirecTV, Inc. and/or any of their Affiliates has granted the Company rights relating to the marketing and distribution of DIRECTV, including that certain NRTC/Member Agreement for Marketing and Distribution of DBS Services between NRTC and the Company, as amended and supplemented (Contract Number 1065).

         "NRTC Patronage Capital" means any equity interest in NRTC allocated to the Company or if such equity interest is not transferrable to Merger Sub at Closing, the right to receive any distributions on account of such equity interest.

         "Ordinary Course" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Pegasus Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Pegasus.

         "Pegasus Preferred Stock" means the Series B Preferred Stock, par value $.01 per share, of Pegasus having the terms on Exhibit 9.

         "Pegasus Prospectus" means the prospectus dated October 3, 1996, relating to Pegasus's initial public offering of Class A Common Stock.

         "Pegasus Satellite Holdings" means Pegasus Satellite Holdings, Inc., a subsidiary of Pegasus that will own all of the outstanding capital stock of Merger Sub and a majority of the voting stock of other subsidiaries engaged in the DIRECTV distribution business.

         "Pegasus 10-Q" means Pegasus's quarterly report for the quarter ended September 30, 1996 on Form 10-Q to the Securities and Exchange Commission.

         "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Governmental Authority.

         "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

         "Personal Property" means the personal property of the Company identified on Schedule 1.1(b).

         "Representative" means any director, officer, employee, agent, consultant, adviser or other representative of a Person, including legal counsel, accountants and financial advisors.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Stockholders' Agreement" means the form of stockholders' agreement attached hereto as Exhibit 8.

         "Summe" means Richard D. Summe, Chairman and President of the Company and a Shareholder.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

         "Tax Certificate" means the form of certificate from the Company and the Shareholders to tax counsel for Pegasus, in the form attached hereto as
Exhibit 13.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Termination Date" means February 28, 1996.

         1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

Term                                                           Section
----                                                           -------
"Agreement"...................................................Preamble
"Annual Financial Statements"......................................3.9
"Cash Consideration"............................................2.9(c)
"Closing".........................................................2.10
"Closing Balance Sheet".........................................5.6(b)
"Closing Date"....................................................2.10
"Closing Value"....................................................2.8
"Company Common Stock".............................................2.6
"Contracts".......................................................3.15
"Current Balance Sheet"............................................3.9
"DCGL".............................................................2.1

"DIRECTV".....................................................Recitals
"Effective Time"...................................................2.5
"Escrow Funds".................................................11.2(c)
"Escrow Property"..............................................11.2(c)
"Escrow Shares".................................................2.9(b)
"IBCL".............................................................2.1
"Financial Statement Procedures"...................................3.9
"Financial Statements".............................................3.9
"Interim Financial Statements".....................................3.9
"Merger"...........................................................2.1
"Merger Consideration".............................................2.8
"NRTC"........................................................Recitals
"Parties".....................................................Preamble
"Pegasus Securities"..............................................3.24
"Service Areas"...............................................Recitals
"Surviving Corporation"............................................2.1
"Survival Period".................................................11.1
"Transfer".........................................................5.2


                                   ARTICLE II
                                BASIC TRANSACTION

         2.1 Merger; Surviving Corporation. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware ("DGCU") and the Business Corporation Law of the State of Indiana ("IBCL"), at the Effective Time the Company shall be merged with and into Merger Sub (the "Merger"), and Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Company shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

         2.2 Certificate of Incorporation. Merger Sub's Certificate of Incorporation, as amended, as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

         2.3 By-Laws. Merger Sub's By-Laws, as amended, in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

         2.4 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall serve as directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and the DGCL. The officers of Merger Sub immediately prior to the Effective Time shall serve in such capacities at the pleasure of the Board of Directors of the Surviving Corporation following the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the DGCL.

         2.5 Effective Time. The Merger shall become effective at the time and date that the last of the following two events has occurred: (i) the acceptance for filing of a certificate of merger (the "DGCL Certificate of Merger"), in the form attached hereto as Exhibit 6, by the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL; and (ii) the acceptance for filing of articles of merger (the "IBCL Articles of Merger"), in the form attached hereto as Exhibit 7, by the Secretary of State of the State of Indiana in accordance with Section 23-1-40-5 of the IBCL. The DGCL Certificate of Merger and the IBCL Articles of Merger shall be executed by Merger Sub and the Company and delivered to the Secretary of State of the State of Delaware and the Secretary of State of the State of Indiana, respectively, for filing, as stated above, on the Closing Date. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

         2.6 Conversion of Company Shares. All shares of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted at the Effective Time into the Merger Consideration.

         2.7 Exchange of Certificates. At the Closing, immediately after the Effective Time of the Merger, the Shareholders shall surrender to the Surviving Corporation all of the outstanding certificates theretofore representing shares of Company Common Stock, free and clear of all Encumbrances, in exchange for the Merger Consideration payable to the Shareholders at Closing. Until such certificates are surrendered, outstanding certificates formerly representing shares of Company Common Stock shall be deemed for all purposes as evidencing the right to receive the Merger Consideration into which such shares have been converted as though said surrender and exchange had taken place. In no event will a holder of shares of Company Common Stock be entitled to interest on the Merger Consideration issuable in respect of such shares.

         2.8  Merger Consideration.

                  (a) All of the issued and outstanding shares of Company Common Stock shall be converted at the Effective Time of the Merger into:

                      i. cash in an amount equal to (A) $4.9 million, plus (B) $500 for each Closing Subscriber in excess of 6,000, plus (C) the book value of rented DSS Systems and the book value of the Accounts Receivable related to financed DSS Systems which are included in the Assets as of the Closing Date, up to a maximum of $400,000.00, minus (D) if Pegasus and Merger Sub shall waive the condition precedent set forth in Section 7.7, $2,000 for each Closing Subscriber less than 6,000, minus (E) the amount, if any, by which the loan made to the Company pursuant to Section 6.2 hereof exceeds $3.5 Million; and

                      ii. shares of Pegasus Class A Common Stock and Pegasus Preferred Stock having an aggregate Closing Value of $5.6 million in such proportion as each Shareholder shall have notified Pegasus in writing not later than five Business Days before the Closing Date (the consideration referred to in paragraphs (i) and (ii) being referred to as the "Merger Consideration").

                  (b) As used in subsection (a)(ii), "Closing Value" means (1) with reference to the Pegasus Preferred Stock, its liquidation preference, and
(2) with reference to the Pegasus Class A Common Stock, the last reported sale price of the Pegasus Class A Common Stock between a buyer and a seller that are not Affiliates of Pegasus on the Nasdaq National Market System on the third Business Day before the Closing Date, or, if no such sale is made on such day, the average of the closing bid and asked price on such system on such day.

         2.9  Manner of Payment.

                  (a) Upon presentation of the certificates representing the shares of Company Common Stock owned by the Shareholders, Pegasus shall, subject to the escrow provisions of subsection (b), make payment of the Merger Consideration payable to the Shareholders. The Merger Consideration shall be allocated among the Shareholders in proportion to the number of shares of Company Common Stock owned by each Shareholder at the Effective Time of the Merger. The Cash Consideration shall be paid in immediately available U.S. dollars by wire transfer of funds to a bank account designated by each Shareholder.

                  (b) At the Closing, immediately after the delivery to the Shareholders of certificates for the shares of Pegasus Class A Common Stock and

Pegasus Preferred Stock to be issued in the Merger, the Shareholders shall deliver to the escrow agent under the Escrow Agreement a certificate or certificates representing in the aggregate a total number of such shares having a Closing Value of $700,000 (the "Escrow Shares"), duly endorsed in blank for transfer by the Shareholders, to be held in escrow by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

         2.10 Closing. The Closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of Barnes & Thornburg, 1313 Merchants Bank Building, 11 South Meridian Street, Indianapolis, Indiana 46204, or at such other location as the parties may agree, on January 31, 1997; provided that if the conditions precedent to Closing set forth in Article VII and VIII of this Agreement have not been met as of January 31, 1997, the Closing shall occur on February 7, 1997 or, if such conditions have not yet been met as of such date, on the third business day following the satisfaction or waiver of all such conditions, but not later than February 28, 1997. The date on which the Closing actually occurs is referred to herein as the "Closing Date." The parties hereby agree to use their best reasonable efforts to cause the Closing to occur on January 31, 1997.

         2.11  Transactions at Closing.  At the Closing:

                  (a) The Shareholders shall surrender certificates representing Company Common Stock pursuant to Section 2.7, the Company shall deliver the Books and Records (which shall be located at the Company's principal office), and the Company and the Shareholders shall deliver to Pegasus and the Surviving Corporation such documents, instruments and certificates as are required by this Agreement to be delivered. The Shareholders shall be entitled to retain a copy of the Books and Records for their files.

                  (b) Pegasus shall deliver to the Shareholders: (i) the Merger Consideration (subject to the escrow arrangements set forth in Section 2.9(b); and (ii) such documents, instruments and certificates as are required by this Agreement to be delivered by Pegasus and Merger Sub.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Pegasus and Merger Sub that the statements contained in Article III are correct and complete as of the date of this Agreement.

         3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana, with all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a material adverse effect on the Assets or the Business or on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

         3.2 Capitalization. The Company's authorized, issued and outstanding capital stock and its other securities are fully and accurately described in
Schedule 3.2. The Company has no issued and outstanding capital stock other than the Company Common Stock. The Shareholders own all of the issued and outstanding shares of Company Common Stock, beneficially and of record, in the numbers and percentages set forth in Exhibit 1, and no other person has any rights, title or interest, whether legal or equitable, in said shares. No person has any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of the Company or obligating the Company or any other person to purchase or redeem any such equity interests or other securities. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, have been issued in compliance with applicable securities laws and other Legal Requirements, and to the Company's knowledge, are subject to no Encumbrances.

         3.3 Authority and Validity. The Company has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. Each Shareholder has all requisite power to execute and deliver, to perform his obligations under, and to consummate the transactions contemplated by the Collateral Documents. The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Upon the execution and delivery by the Shareholders of the Collateral Documents, the Collateral Documents will be the legal, valid and binding obligations of each of the Shareholders, enforceable against each in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 3.5, the execution, delivery and performance by the Company of this Agreement and by the Shareholders of the Collateral Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company or the Majority Shareholder under, or result in the creation or imposition of any Encumbrance upon the Company, the Assets or the Business by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the Company or the Majority Shareholder is a party or by or to which the Company or the Majority Shareholder or the Assets may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to the Company or the Majority Shareholder or (iv) any Permit of the Company, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on the Company, the Assets or the Business or the ability of the Company or any of the Shareholders to perform its obligations under this Agreement or any Collateral Document.

         3.5 Consents and Approvals. Except (i) as required under the NRTC Distribution Agreement, and (ii) as set forth in Schedule 3.5 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by the Company or the Majority Shareholder in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby.

         3.6 Title to Assets. The Company has exclusive, good and marketable title to the Assets, free and clear of any and all Encumbrances. Except as provided by this Agreement, no Person has any right to acquire, directly or indirectly, any interest in the Company or the Assets, and there is no agreement to which the Company or the Majority Shareholder is a party or is otherwise bound relating to the direct or indirect sale of the capital stock or assets of the Company, other than (i) a sale of Assets in the Ordinary Course, and (ii) an agreement to transfer certain subscriber management, lead management and dealer management software to the Shareholders or an entity owned or controlled by the Shareholders prior to Closing.

         3.7  Intellectual Property.

                  (a) Except as are used pursuant to the NRTC Distribution Agreement, the Company neither uses nor holds any copyrights, tradenames, servicemarks, service names, logos, licenses, permits or other similar intellectual property rights and interests in the operations of the Business that do not incorporate the name "Channelspan" or variations thereof.

                  (b) To the Company's knowledge, the Company has not in its operation of the Business interfered with, infringed upon, misappropriated or otherwise come into conflict with, and the operation of the Business as currently conducted does not violate or infringe upon, any Intellectual Property Rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or its predecessor in interest must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, appropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

         3.8 Compliance with Legal Requirements. The Company has operated the Business in compliance in all material respects with all Legal Requirements and requirements of the NRTC (including NRTC's by-laws, policies and procedures) applicable to the Company. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the Company's knowledge, threatened against the Company alleging any failure to so comply and, to the Company's knowledge, there is no Basis for any claim that such a failure to comply exists.

         3.9 Financial Information. The Company has delivered to Pegasus the following financial statements ("Financial Statements"): (i) the Company's unaudited balance sheet and income statement as of December 31, 1993; (ii) the Company's unaudited balance sheet and income statement for the quarters ended March 31, 1994 and June 30, 1994; (iii) the Company's unaudited balance sheet and income statement as of each month ended from July, 1994 to and including November, 1996; and (iv) the Company's unaudited balance sheet as of November 30, 1996, which is attached to this Agreement as Exhibit 10 (the "Current Balance Sheet"). The Current Balance Sheet has been prepared in all material respects in accordance with GAAP, subject only to normal year-end adjustments and the omission of footnotes. To the Company's knowledge, the income statement for the month ended November 30, 1996 has been prepared in all material respects in accordance with GAAP, subject only to normal year end adjustments and the omission of footnotes. The Financial Statements are complete and correct in all material respects, and present fairly the financial condition of the Company and results of operations as of the dates and for the periods indicated.

         3.10 Events Subsequent to November 30, 1996. Except as set forth on
Schedule 3.10, since November 30, 1996: (i) the Company has not sold, leased, transferred or assigned any assets of the Business, tangible or intangible, except in the Ordinary Course or as contemplated by Section 3.6 hereof; (ii) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $1,000 or outside the Ordinary Course; (iii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Company or the Business other than in the Ordinary Course; (iv) the Company has not imposed or permitted the imposition of any Encumbrance upon any assets of the Business, tangible or intangible; (v) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions); (vi) the Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations; (vii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course; (viii) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $1,000 or outside the Ordinary Course; (ix) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property used or useful in the Business; (x) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving the Company except that is generally known by other NRTC members and affiliates; and (xi) the Company has not committed to any of the foregoing. Since November 30, 1996, there has been no material adverse change in, and no event has occurred which is reasonably likely, individually or in the aggregate, to result in any material adverse change in, the operations, assets, prospects or condition (financial or otherwise) of the Company.

         3.11 Undisclosed Liabilities. Except as set forth in Schedule 3.11, the Company has no material Liabilities, and, to the Company's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to material Liabilities, except for (1) Liabilities reflected in the Current Balance Sheet which are fully detailed in Schedule 3.11, and (2) Liabilities incurred in the Ordinary Course since November 30, 1996.

         3.12 Legal Proceedings. Except as set forth on Schedule 3.12, there are no outstanding judgments or orders against or otherwise affecting the Company, the Business or the Assets. There is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's knowledge, threatened and which, if adversely determined, might materially and adversely affect the Company, the Business or the Assets or which challenges the validity or propriety of any of the transactions contemplated by this Agreement or the Collateral Documents. To the Company's knowledge, there is no Basis upon which any such action, suit, proceeding or investigation could be brought or initiated.

         3.13 Taxes. The Company has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority. All Taxes due and payable by the Company (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or if filed, regardless whether such Tax Returns are deficient), except such amounts as are being contested diligently and in good faith and are not in the aggregate material and for which the Company has adequately reserved in its financial statements. The Company has furnished to Pegasus true and correct copies of its 1993, 1994 and 1995 federal and state income tax returns, which are accurate and complete in all material respects. Except as set forth in Schedule 3.13, there are no pending Tax audits, claims or proceedings relating to the Company, the Assets or the Business and income therefrom. The Company has not agreed to any waiver or extension of any statute of limitations relating to any Tax.

         3.14  Employee Benefits; Employees.

                  (a) Neither the Company nor any Employee Benefit Plan maintained by the Company is in violation of the provisions of ERISA; no reportable event, within the meaning of Sections 4043(c)(1), (2), (3), (5), (6),
(7), (10) or (13) of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Pegasus and Merger Sub are not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by the Company or any Affiliate of the Company.

                  (b) There are no collective bargaining agreements applicable to any Persons employed by the Company, and the Company has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against the Company, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by the Company.

                  (c) The Company is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d) There are not pending or, to the Company's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company before any Governmental Authority nor, to the Company's knowledge, does any Basis therefor exist.

                  (e) There are no existing or, to the Company's knowledge, threatened, labor strikes, disputes, grievances or other labor controversies affecting the Company. There are no pending or, to the Company's knowledge, threatened representation questions respecting the Company's employees. There are no pending or, to the Company's knowledge, threatened arbitration proceedings under any Contract. To the Company's knowledge, there exists no Basis for any of the above.

                  (f) Except as set forth in Schedule 3.14 the Company is not a party to any employment agreement or arrangement, written or oral, relating to its employees which cannot be terminated at will by the Company.

                  (g) Schedule 3.14 sets forth a true and complete list of the names, titles and rates of compensation of all of the Company's employees.

         3.15 Contracts. Schedule 3.15 contains a true, correct and complete list of each contract agreement or commitment, whether written or oral, to which the Company is a party that meet the following description or criteria ("Contracts"):

                      i. the NRTC Distribution Agreement and any other agreement with NRTC or DirecTV, Inc. or any of their Affiliates;

                      ii. any agreement (or group of related agreements) for the lease or rental of real or personal property from any Person, and any form of lease or rental agreements for DSS Systems used by the Company in its lease and rental programs (prior to the Closing, the Company will provide to Pegasus and Merger Sub an itemized list of the subscribers who are parties to such agreements and the expiration dates of such agreements);

                      iii. any agreement for an amount in excess of $3,000 per year for the purchase or sale of supplies, products or other personal property, and any forms of agreement or purchase orders used by the Company relating to the sale of DSS Systems or the sale of DIRECTV services;

                      iv. any agreement concerning a partnership or joint venture;

                      v. any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

                      vi. any agreement concerning confidentiality or noncompetition;

                      vii. any agreement involving any officer, director or Shareholder of the Company or any of their Affiliates;

                      viii. any agreement for the employment of any individual on a full-time, part-time, consulting or other basis for a specified term;

                      ix. the most current commission schedule used by the Company relating to the services of sales representatives and agents, and any agreements with independent contractors for the installation of DSS Systems;

                      x. any agreement under which the Company has advanced or loaned any amount to any employees or any of the Company's current or former directors, officers or shareholders;

                      xi. any agreement under which the consequences of a default or termination could have a material adverse effect on the financial condition, operations, results of operations or future prospects of the Company, the Assets or the Business; and

                      xii. any other agreement the performance of which involves consideration in excess of $5,000.

         Within ten (10) days after the execution of this Agreement, the Company will deliver to Pegasus a correct and complete copy of each written agreement listed on Schedule 3.15 and a written summary setting forth the terms and conditions of each oral agreement listed therein. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect, subject to the qualifications set forth in (A), on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         3.16 Books and Records; Accounts Receivable. The Books and Records accurately and fairly represent the Business and its results of operations in all material respects. All Accounts Receivable and Inventory of the Business are reflected properly on such Books and Records in all material respects. The Accounts Receivable are valid receivables and properly reflected on the Current Balance Sheet in accordance with GAAP.

         3.17 Business Information. Schedule 3.17 sets forth a materially true and accurate description of the following information as of the date set forth in such Schedule: (i) the approximate number of Committed Member Residences in the Service Area; (ii) the approximate number of Committed Member Residences that are cabled; (iii) the approximate number of Committed Member Residences that are uncabled; (iv) the rates charged to subscribers; (v) marketing, promotional and advertising programs which are representative of the programs currently in effect for the Business or which have been in effect at any time since January 1, 1996; and (vi) cable systems (identified by over or under 40 channel capacity) in major markets in the Service Areas.

         3.18 Insurance. Schedule 3.18 sets forth the following information with respect to each insurance policy relating to the Business (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time:

                      i. the name, address, and telephone number of the agent;

                      ii. the name of the insurer, the name of the policyholder and the name of each covered insured;

                      iii. the policy number and the period of coverage;

                      iv. the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                      v. a description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect; (B) neither the Company, nor any predecessor in interest nor, to the Company's knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. The Business and the Assets have been covered since the beginning of Business operations in scope and amount customary and reasonable for such a business and in the case of workers' compensation coverage, in scope and amount required by applicable Legal Requirements. Schedule 3.18 describes any self-insurance arrangements affecting the Assets or the Business. Schedule
3.18 also sets forth each material pending insurance claim (other than medical claims) made or loss incurred relating to the Business pursuant to property, casualty, liability, workers' compensation and bond and surety policies and, except as indicated therein, no such material pending claim is outstanding.

         3.19 Disclosure. No representation or warranty of the Company in this Agreement or of the Shareholders in the Collateral Documents and no statement in any certificate, report, instrument, list or other document furnished or to be furnished by the Company pursuant to this Agreement or by the Shareholders in the Collateral Documents or in connection with the transactions contemplated hereby or thereby, contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.20 Brokers or Finders. Except as set forth on Schedule 3.20, no broker or finder has acted directly or indirectly for the Company in connection with the transactions contemplated by this Agreement, and the Company has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

         3.21 Certain Payments. Neither the Company nor, to the Company's knowledge, its Representatives has directly or indirectly, on behalf of or for the purpose of assisting the Business, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other singular payments to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, or in violation of any Legal Requirement, nor has any such person established or maintained any fund or asset that has not been recorded in the Books and Records.

         3.22 Subscribers. The Company has neither solicited nor encouraged any Representative or any other Person to solicit, nor has the Company employed any scheme or device for the purpose of encouraging, nor has the Company encouraged any Representative or any other Person to employ any scheme or device for the purpose of encouraging, Persons residing outside the Service Areas or Persons who would not be deemed Committed Member Residences to become subscribers of the DIRECTV service offered by the Business. The Business does not provide DIRECTV service to Persons who reside outside the Service Areas or are not otherwise Committed Member Residences.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PEGASUS AND MERGER SUB

         Pegasus and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article IV are correct and complete as of the date of this Agreement.

         4.1 Organization and Qualification. Pegasus and Merger Sub each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and use its assets and to conduct its business as it is currently conducted. Pegasus and Merger Sub each is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Pegasus or Merger Sub, as the case may be, or on the validity, binding effect or enforceability of this Agreement.

         4.2 Authority and Validity. Pegasus and Merger Sub each has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by Pegasus and Merger Sub of, the performance by Pegasus and Merger Sub of their respective obligations under, and the consummation by Pegasus and Merger Sub of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite corporate action of Pegasus and Merger Sub. This Agreement has been duly executed and delivered by each of Pegasus and Merger Sub and is the legal, valid and binding obligation of Pegasus and Merger Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or limiting to creditors rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Upon Pegasus's and Merger Sub's execution and delivery of the Collateral Documents to which it is a party, the Collateral Documents will be the legal, valid and binding obligations of Pegasus or Merger Sub, as the case may be, enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium fraudulent conveyance or other laws relating to or limiting to creditors rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.3 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 4.4, the execution, delivery and performance by Pegasus and Merger Sub of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Pegasus or Merger Sub under, or result in the creation or imposition of any Encumbrance upon the property of Pegasus or Merger Sub by reason of the terms of
(i) its certificate of incorporation, by-laws or other charter or organizational document, (ii) any material contract, agreement, lease, indenture or other instrument to which Pegasus or Merger Sub is a party or by or to which Pegasus or Merger Sub or its property may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental

Authority or any statute, law, rule or regulation applicable to Pegasus or Merger Sub or (iv) any Permit of Pegasus or Merger Sub, which in the case of
(ii), (iii) or (iv) above would have a material adverse effect on the ability of Pegasus Or Merger Sub to perform its obligations under this Agreement or any Collateral Document.

         4.4 Consents and Approvals. Except (i) as required under the NRTC Distribution Agreement, (ii) as required under the Securities Act and the Exchange Act, and (iii) as set forth in Schedule 4.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Pegasus or Merger Sub in connection with the execution, delivery and performance by Pegasus or Mercer Sub of this Agreement or any Collateral Documents or for the consummation by Pegasus or Merger Sub of the transactions contemplated hereby or thereby.

         4.5 Legal Proceedings. There is no action, suit, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of Pegasus or Merger Sub, threatened against Pegasus or Merger Sub and that challenges the validity or propriety of, or may prevent or delay, any of the transactions contemplated by this Agreement or the Collateral Documents.

         4.6 Capitalization. Pegasus's authorized, capital stock consists of 30,000,000 shares of Class A Common Stock, par value $.01 per share, of which 4,663,229 shares are outstanding, 15,000,000 shares of Class B Common Stock, par value $.01 per share, of which 4,581,900 shares are outstanding, and 5,000,000 shares of Preferred Stock, none of which has been designated as to series by Pegasus's board of directors and none of which is outstanding. Pegasus has proposed to issue in a public offering units consisting of Series A Convertible Preferred Stock and warrants to purchase Class A Common Stock, the terms of which, to the extent known on the date hereof, are described in Schedule 4.6. Except as described in Schedule 4.6, no person has any preemptive or other rights with respect to any such capital stock or securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, sale or transfer of any equity interests or other securities of Pegasus or obligations. Pegasus or any other person to purchase or redeem any such equity interests or other securities. The issuance by Pegasus of additional capital stock or other securities, or rights described in the preceding sentence, between the date of this Agreement and the Closing Date shall not be deemed to cause the representations and warranties in this Section to be untrue or breached as of the Closing Date. All of the issued and outstanding shares of

Pegasus's Class A Common Stock and Class B Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with applicable securities laws and other Legal Requirements. The Pegasus Securities, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable.

         4.7 Compliance with Legal Requirements. Pegasus has operated its business in compliance in all material respects with all Legal Requirements and requirements of the NRTC (including NRTC's by-laws, policies and procedures) applicable to Pegasus. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the best of Pegasus's knowledge, threatened against Pegasus alleging any failure to so comply and there is no Basis for any claim that such a failure to comply exists.

         4.8 Financial Information. Pegasus has delivered to the Company the Pegasus Prospectus and the Pegasus 10-Q. The financial statements contained in the Pegasus Prospectus and the Pegasus 10-Q (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are complete and correct in all material respects, and present fairly the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes. Since September 30, 1996, there has been no material adverse change in, and no event has occurred which is reasonably likely, individually or in the aggregate, to result in any material adverse change in, the operations, assets, prospects or condition (financial or otherwise) of Pegasus and its subsidiaries taken as a whole.

         4.9 Undisclosed Liabilities. Pegasus has no material Liabilities and, to the knowledge of Pegasus, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Pegasus giving rise to any material Liability, except for (1) Liabilities set forth in the September 30, 1996, balance sheet included in the Pegasus 10-Q, (2) Liabilities incurred in the Ordinary Course since September 30, 1996, (3) proposed bank borrowings of up to $5 million, and (4) Liabilities arising out of pending or completed acquisitions.

         4.10 Brokers or Finders. No broker or finder has acted directly or indirectly for Pegasus in connection with the transactions contemplated by this Agreement, and Pegasus has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

         4.11 Disclosure. No representation or warranty of Pegasus in this Agreement or the Collateral Documents or any certificate, report, instrument, list or other document furnished or to be furnished by Pegasus pursuant to this Agreement or the Collateral Documents or in connection with the transactions contemplated hereby or thereby, contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Pegasus Prospectus and the Pegasus 10-Q did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
           PRE-CLOSING COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         5.1 Additional Information. The Company shall provide to Pegasus and its Representatives, during normal business hours and in a manner that does not result in a material disruption of the operations of the Company, (i) reasonable access to all of the Assets and (ii) such financial, operating and other documents, data and information relating to the Company, the Business and the Assets and Liabilities of the Company as Pegasus or its Representatives may reasonably request. Such access shall include the right of Pegasus and its Representatives to inspect the records and reports of NRTC and DIRECTV and discuss such records and reports with NRTC, and the Company shall take all reasonable action necessary to facilitate the foregoing. In addition, the Company shall take all reasonable action necessary to enable Pegasus and its Representatives (including Coopers & Lybrand L.L.P.) to review, inspect and audit the Books and Records, Tax Returns, Assets, Business and Liabilities of the Company and discuss them with the Company's officers, employees, independent accountants, and counsel. The Company shall have a right of consultation as to any material issues. Notwithstanding any investigation that Pegasus may conduct of the Company, the Business and the Assets, Pegasus and Merger Sub may fully rely on the Company's and Shareholders' representations, warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents, instruments or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

         5.2 Exclusivity. The Company shall not (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the direct or indirect sale or transfer of any of the Company's capital stock or the Assets ("Transfer"); (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek a Transfer; or (iii) permit any Representative to engage in the foregoing on behalf of the Company or any Shareholder. The Company shall provide to Pegasus copies of any written (and summaries of any oral) proposals, offers or inquiries, with respect to a Transfer received by the Company or any Shareholder after the execution of the Letter of Intent.

         5.3  Continuity and Maintenance of Operations.

                  (a) The Company shall: (i) comply in all material respects with all Legal Requirements and requirements of the NRTC applicable to the Company (including NRTC's by-laws, policies and procedures) relating to the Business; (ii) fulfill in all material respects all of its obligations under and maintain in full force and effect in all material respects all Contracts, including the NTRTC Distribution Agreement, and shall not, without the prior written consent of Pegasus, alter, modify or amend any of the foregoing; (iii) use its reasonable efforts in consultation with Pegasus and its Affiliates, to promote the financial success of the Business, and shall promptly notify Pegasus of any adverse change in the prospects or condition (financial or otherwise) of the Business; and (iv) use its reasonable efforts to promote, develop and preserve its relationships with the NRTC, DSS retailers, participating cooperatives and its present employees as well as the goodwill of its suppliers, customers and others having business relations with it, and shall promptly notify Pegasus of any adverse change in its relationship with any such Person. Without limiting the generality of the foregoing, the Company shall use its reasonable efforts to maintain the Assets in good order, condition and repair, shall use its reasonable efforts to maintain insurance relating to the Business as in effect on the date of this Agreement, shall continue the pricing, marketing, advertising, promotion and other activities with respect to the Business (including, without limitation, billing, collection and subscriber matters), shall use its reasonable efforts to maintain inventories of DSS Systems and supplies at historic levels and shall keep and maintain all of the Books and Records in the Ordinary Course. Other than in the Ordinary Course, the Company shall not itself pay or credit in any way any Accounts Receivable prior to the Closing Date, and shall not permit any of its agents or employees, or any officers, directors or Shareholders, to do so either. The Company shall continue to enforce its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with customary policies and procedures in effect on the date of this Agreement.

                  (b) The Company shall not, without the prior written consent of Pegasus: (i) change the rates charged for the Economy Choice programming package or deviate from the programming or rates in DIRECTV national packages (Select Choice and Total Choice); (ii) engage in marketing promotions other than in the Ordinary Course consistent with past practices; (iii) sell, lease, transfer, convey, distribute or assign any of the Assets (or enter into any contract to do any of the foregoing) other than in the Ordinary Course or as contemplated by Section 3.6 hereof or permit the creation of any Encumbrance on any of the Assets; (iv) permit the amendment or cancellation of the NRTC Distribution Agreement or any other Contract other than in the Ordinary Course;
(v) enter into any contract, commitment or agreement or incur any indebtedness or other liability or obligation of any kind involving an expenditure in excess of $1,000 other than in the Ordinary Course; (vi) make any change in the Company's authorized or issued capital stock, grant any stock option or other right to purchase shares of the Company's capital stock or other securities, issue or make any commitment to issue any security, including any security exercisable for, convertible into or exchangeable for capital stock, grant any registration rights, pay any dividend or make any distribution on its capital stock or other securities, or purchase, redeem, retire or make any other acquisition of shares of its capital stock or other securities; or (vii) amend the Company's articles of incorporation or by-laws.

                  (c) The Company shall not take or omit to take any action that would cause the Company to be in breach of any representations, warranties or covenants in this Agreement or the Collateral Documents or that would, if such action bad been taken or omitted on or before the date of this Agreement, have been required to be disclosed on Schedule 3.10.

         5.4  Consents and Approvals.

                  (a) As soon as practicable after execution of this Agreement, the Company shall use its best reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Governmental Authority or Person as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation: (i) consents required under the NRTC Distribution Agreement; and
(ii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 3.5.

                  (b) The Company shall cooperate with Pegasus in providing such information and reasonable assistance as may be required in connection with the obligations of Pegasus under Section 6.1.

         5.5 Adoption by Shareholders. The Company shall use its best reasonable efforts to secure the vote or consent of the Shareholders required by the IBCL and the Company's articles of incorporation and bylaws to approve and adopt this Agreement and the Merger, and the board of directors of the Company shall recommend to the Shareholders such approval and adoption. Unless the Company elects to obtain Shareholder approval by written consent, the Company shall take all steps necessary to duty call, give notice of, convene and hold a meeting of the Shareholders to be held as soon as is reasonably practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger. The Company will furnish to each Shareholder a notice of his rights to dissent from the Merger under the IBCL and to demand an appraisal of his shares and shall provide Pegasus with a copy of such notice prior to the Closing Date.

         5.6  Securities Filings; Financial Information.

                  (a) The Company shall promptly after execution of this Agreement, provide such information and documents to Pegasus concerning the Business as may be required or appropriate for inclusion in any filing, notification or report required to be made by Pegasus or any Affiliate of Pegasus under the Securities Act or the Exchange Act; and shall cause its counsel and independent accountants to cooperate with Pegasus, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports. The Company represents and warrants to Pegasus that no information or document provided by the Company for inclusion in any filing, notification or report required to be made by Pegasus or any Affiliate under the Securities Act or the Exchange Act will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Five days prior to the Closing Date, the Company shall deliver to Pegasus the Company's unaudited balance sheet as of the most recent month-end prior to the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will accurately reflect the Books and Records, will be complete and correct in all material respects, and will present fairly the financial condition of the Company as of its date.

         5.7 Notification of Certain Matters. The Company shall promptly provide to Pegasus copies of any material notices or correspondence from and to the NRTC or DIRECTV or any Affiliates of DIRECTV. The Company shall also promptly notify Pegasus of any fact, event, circumstance or action that, if known on the date of this Agreement, would have been required to be disclosed to Pegasus pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's representations or warranties under this Agreement not to be correct and/or complete in all material respects. In addition, the Company shall give prompt written notice to Pegasus of any adverse development causing a breach of any of the Company's representations and warranties in Article III. No disclosure by the Company pursuant to this Section, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Company.

         5.8 Employee Matters. The Company has entered into letter agreements with Steven F. Warren, Daryl Cox and Dave Trinkle regarding the terms of their employment through the Closing and the payment of certain bonuses and termination benefits. Pegasus and Merger Sub have been provided copies of such letter agreements. Any liability pursuant to such letters with regard to the payment of the bonuses or termination benefits described therein shall be for the account of the Shareholders, and neither the Company nor the Surviving Corporation shall have any liability with respect to the payment of such bonuses or termination benefits.

         5.9 Schedules. Each of Pegasus, Merger Sub and the Company shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement for such Schedules to be true and correct in all material respects. For purposes of determining the satisfaction of any of the conditions to the obligations of Pegasus, Merger Sub or the Company in Articles VII and VIII and the liability of Pegasus or the Surviving Corporation or their rights following Closing for breaches of representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to such Schedules delivered prior to Closing by the party making such amendment that (i) are accepted in writing by the other party or (ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing.

         5.10 Removal of Encumbrances. The Company shall take all necessary actions to cause the termination, release, and removal on or prior to the Closing Date, of all Encumbrances relating to the Company, the Assets or the Business, including without limitation the discharging or other satisfaction of related claims and obligations, in each case without incurring any obligation on the part of Pegasus or Merger Sub or otherwise adversely affecting Pegasus or Merger Sub.

         5.11 Duty of Good Faith and Fair Dealing. Each Party agrees that it will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the other Party unfairly of any right or benefit that the other party has at such time under this Agreement.

         5.12 Shareholder Investment Representations. The Company shall cause each Shareholder who has not executed a Lockup Agreement to make written representations, warranties and agreements to and with Pegasus to the effect set forth in Exhibit 12.

                                   ARTICLE VI
                 PRE-CLOSING COVENANTS OF PEGASUS AND MERGER SUB

         Pegasus covenants and agrees as follows:

         6.1  Consents and Approvals.

                  (a) As soon as practicable after execution of this Agreement, Pegasus and Merger Sub shall use their best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Governmental Authority or Person as is required to be obtained, made or given by Pegasus or Merger Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation: (i) consents required under the NRTC Distribution Agreement; and (ii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 4.4. Notwithstanding anything in this Section to the contrary, Pegasus and Merger Sub shall not be required to agree to any amendments, modifications or changes in, the waiver of any terms or conditions of, or the imposition of any condition to the transfer to Pegasus of, the INRTC Distribution Agreement in order to obtain the consents required under the NRTC Distribution Agreement.

                  (b) Pegasus and Merger Sub shall cooperate with the Company in providing such information and reasonable assistance as may be required in connection with the Company's obligations under Section 5.4(a).

         6.2 Loan. Immediately prior to Closing, Pegasus shall, or shall cause its Affiliate to, loan to the Company an amount in cash adequate to permit the Company to discharge all of its Liabilities to its Shareholders as of such date, and Company shall execute documentation reflecting the terms and conditions of such loan, which documentation shall be reasonably satisfactory to the Parties.

                                   ARTICLE VII
          CONDITIONS PRECEDENT TO OBLIGATIONS OF PEGASUS AND MERGER SUB

         All obligations of Pegasus and Merger Sub under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that Pegasus and Merger Sub may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part:

         7.1 Accuracy of Representations. All representations and warranties of the Company and the Shareholders contained in this Agreement, the Collateral Documents and any other document, instrument or certificate delivered by the Company or the Shareholders at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. The Company shall have delivered to Pegasus and Merger Sub a certificate dated the Closing Date to the foregoing effect.

         7.2 Covenants. The Company shall, in all material respects, have performed and complied with each of the covenants, obligations, conditions and agreements contained in this Agreement that are to be performed or complied with by it at or prior to Closing. The Company shall have delivered to Pegasus and Merger Sub a certificate dated the Closing Date to the foregoing effect. The Majority Shareholder shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in the Lockup Agreement.

         7.3  Consents.

                  (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Sections 5.4(a) and 6.1(a) shall have been duly obtained, made, or given, as the case may be, and shall be in full force and effect, and any waiting period required by Applicable Law or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the Company, the Assets or the Business or the ability of the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents.

                  (b) Notwithstanding the foregoing, this condition precedent shall not have been satisfied if any consent, approval, authorization or order obtained in connection with the transactions contemplated by this Agreement and the Collateral Documents has been conditioned upon the amendment, modification, cancellation or termination of, or waiver of any term or condition of, any contract, commitment or agreement, or imposes upon Pegasus or the Surviving Corporation any condition or requirement not now imposed upon the Company.

                  (c) Pegasus and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsection (a).

         7.4 Delivery of Documents. The Company and the Shareholders, as applicable, shall have executed and delivered to Pegasus and Merger Sub the following documents:

                      i. Escrow Agreement.

                      ii. Consultancy Agreement.

                      iii. Noncompetition Agreement.

                      iv. Stockholders' Agreement.

                      v. The agreements described in Section 5.12.

                      vi. Tax Certificate.

                      vii. Opinion of Barnes & Thornburg, counsel to the Company and the Shareholders, dated the Closing Date, addressed to Pegasus and Merger Sub, in form and substance reasonably satisfactory to Pegasus, Merger Sub and their counsel.

                      viii. Such other documents and instruments as Pegasus may reasonably request: (A) to evidence the performance by the Company and the Shareholders of, or the compliance by the Company and the Shareholders with, any covenant, obligation, condition and agreement to be performed or complied with by the Company and/or any Shareholder under this Agreement and the Collateral Documents; or (B) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         7.5 No Material Adverse Change. There shall have been no material adverse change in the Assets or in the business, financial condition, prospects or operations of the Company since November 30, 1996.

         7.6 No Litigation. No action, suit or proceeding shall be pending or threatened, and no Legal Requirement or policy of the NRTC, DirecTV, Inc. or any of their Affiliates, or any applicable regulatory authority shall have been enacted, promulgated or issued that would: (i) prohibit or have a material adverse effect on Pegasus's or the Surviving Corporation's ownership or operation of all or a material portion of the Business or the Assets or otherwise materially impair the ability of Pegasus or the Surviving Corporation to realize the benefits of the transactions contemplated by this Agreement and the Collateral Documents or have a material adverse effect on the value of the Assets; (ii) materially restrict or limit or otherwise condition Pegasus's or the Surviving Corporation's right to transfer and/or assign the Business or the Assets in the future; (iii) compel Pegasus or the Surviving Corporation to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

         7.7 Minimum Subscribers. As of the Closing Date, the Business shall have Closing Subscribers of not less than 6,000, as evidenced by such Company documentation as Pegasus may request (including the DBS Wholesale Invoice issued by NRTC for the most recent billing cycle).

         7.8 NRTC Compliance Certificate. The Company shall have delivered to Pegasus a certificate or letter from NRTC dated as of the Closing Date to the effect that, to the knowledge of the NRTC, the Company is in compliance in all material respects with the NRTC Distribution Agreement and that the Company has paid all amounts due and payable to the NRTC under the NRTC Distribution Agreement for which the NRTC has provided the Company an invoice (which amounts do not represent fees or other costs (i) due in the Ordinary Course and not yet payable or, (ii) relating to periods after the Closing Date).

         7.9 Dissenters' Rights. No Shareholder shall have exercised dissenters' rights under the IBCL in connection with the Merger.

         7.10 Software License. Prior to or upon Closing the Shareholders or an entity owned or controlled by the Shareholders will grant to the Company a fully paid perpetual license to utilize that certain subscriber management, lead management and dealer management software previously transferred to the Shareholders or an entity owned or controlled by the Shareholders by the Company.

         7.11 Repayment of Shareholder Liabilities. The Company will provide Pegasus and Merger Sub with evidence of the repayment by the Company of the Liabilities of the Company to its Shareholders reflected on the Closing Balance Sheet.

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

         All obligations of the Company under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         8.1 Accuracy of Representations. All representations and warranties of Pegasus and Merger Sub contained in this Agreement and the Collateral Documents shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. Pegasus and Merger Sub shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

         8.2 Covenants. Pegasus and Merger Sub shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by Pegasus or Merger Sub at or prior to Closing. Pegasus and Merger Sub shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

         8.3 Consents. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Section 6.1(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the ability of

Pegasus and Merger Sub to consummate the transactions contemplated by this Agreement and the Collateral Documents. The Company and the Shareholders shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices.

         8.4 Delivery of Documents. Pegasus and Merger Sub, as applicable, shall have executed and delivered to the Shareholders the following documents:

                      i. Escrow Agreement.

                      ii. Consultancy Agreement.

                      iii. Stockholders' Agreement.

                      iv. Opinion of Ted S. Lodge, Senior Vice President, Chief Administrative Officer and General Counsel of Pegasus, dated the Closing Date, addressed to the Company and the Shareholders, in form and substance reasonably satisfactory to the Company and the Shareholders.

                      v. Opinion of Drinker Biddle & Reath, as tax counsel to Pegasus and Merger Sub, dated the Closing Date, addressed to the Company and Shareholders, in form and substance reasonably satisfactory to the Company and the Shareholders to the effect that the transactions contemplated hereby will qualify as a tax free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                      vi. Such other documents and instruments as the Company may reasonably request: (A) to evidence the performance by Pegasus and Merger Sub of, or the compliance by Pegasus or Merger Sub with, any covenant, obligation, condition and agreement to be performed or complied with by Pegasus or Merger Sub under this Agreement and the Collateral Documents; or (B) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         8.5 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, prospects or operations of Pegasus since September 30, 1996.

         8.6 Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; or (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following
Closing:

         9.1 Taxes. The Shareholders shall be responsible for all capital gains taxes imposed by the Code or similar provisions of state taxing laws on the Shareholders as a result of the transactions contemplated herein. Pegasus and the Surviving Corporation shall be responsible for taxes, ff any, imposed upon the Company (or the Surviving Corporation, as transferee) as a result of the transactions contemplated herein. As soon as practicable after the Closing, but no later than March 7, 1997, the Company's accountant will prepare and deliver to Pegasus the Company's 1996 federal and state income tax returns (the "1996 Returns"), which will be accurate and complete in all material respects. The Surviving Corporation, as successor to the Company, will execute the 1996 Returns on behalf of the Company and cause them to be filed with the Internal Revenue Service and applicable state taxing authorities on or prior to March 15, 1997. Within sixty (60) days after Closing, the Company's accountant will prepare and deliver to Pegasus the Company's federal and state income tax returns for the period commencing January 1, 1997 and ending on the Closing Date (the "1997 Returns"), which will be accurate and complete in all material respects. The Surviving Corporation, as successor to the Company, will execute the 1997 Returns on behalf of the Company and cause them to be filed with the Internal Revenue Service and applicable state taxing authorities on or prior to the fifteenth day of the third month following the Closing Date. The Company represents that it will owe no federal or state income taxes with respect to the periods covered by the 1996 Returns and the 1997 Returns.

         9.2 Territorial Compliance. If the Shareholders, or any entity owned or controlled by the Shareholders, continue efforts to have Persons resident in the Service Area who as of the Closing Date purchase services directly through DIRECTV, Inc. reclassified as subscribers of the Surviving Corporation in accordance with the terms of the NRTC Distribution Agreement, and such efforts result in an increase in the number of subscribers of the Surviving Corporation within 90 days after the Closing Date, then Pegasus or the Surviving Corporation shall pay the Shareholders an amount equal to (i) $500, times (ii) such increase in the number of subscribers resulting from such efforts (which number shall not exceed 3% of the number of Closing Subscribers). Such payment, if any, shall be made within five (5) days following the expiration of the 90-day period.

         9.3 Payment of Fees. Pegasus shall pay, and shall hold the Shareholders harmless from any claim for payment of, any fees of the type referred to in
Schedule 3.20 of this Agreement.

                                    ARTICLE X
                                   TERMINATION

         10.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing as provided below:

                  (a) Pegasus, Merger Sub and the Company may terminate this Agreement by mutual written consent at any time prior to Closing.

                  (b) Pegasus and Merger Sub may terminate this Agreement by giving written notice to the Company at any time prior to Closing:

                      i. if the Company has breached any material representation, warranty or covenant contained in this Agreement in any material respect, or the Majority Shareholder shall have breached any material representation, warranty or covenant contained in the Lockup Agreement, Pegasus has notified the Company or such Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                      ii. if Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under
Article VII (unless the failure results primarily from Pegasus or Merger Sub itself breaching any representation, warranty or covenant contained in this Agreement).

                  (c) The Company may terminate this Agreement by giving written notice to Pegasus at any time prior to Closing:

                      i. if Pegasus or Merger Sub has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Company has notified Pegasus of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                      ii. if Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under
Article VIII hereof (unless the failure results primarily from the Company or the Majority Shareholder breaching any representation, warranty or covenant contained in this Agreement or the Lockup Agreement, respectively).

         10.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

         10.3 Procedure Upon Termination. If this Agreement is terminated by any Party pursuant to this Article, notice of such termination shall promptly be given by the terminating Party to the other Party.

                                   ARTICLE XI
                      REMEDIES FOR BREACH OF THIS AGREEMENT

         11.1 Survival of Representations and Warranties. All of the representations and warranties of Pegasus, Merger Sub and the Company contained in this Agreement shall survive Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until (i) the third anniversary of the Closing, in the case of the representations and warranties contained in Sections 3.13 and 3.14(a) through (d), or (ii) 30 days after the completion of the audit of Pegasus's financial statements for the year ending December 31, 1997, but not later than April 30, 1998, in all other cases. The period of survival prescribed by this Section is referred to as the "Survival Period." The liabilities of Pegasus, Merger Sub and the Company under their respective representations and warranties will expire as of the expiration of the Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted in good faith by Pegasus or Merger Sub in a written notice to the Shareholders before such expiration or about which the Shareholders have given Pegasus written notice in good faith before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). Except as otherwise provided in this Agreement, the covenants and agreements of Pegasus, Merger Sub and the Company contained in this Agreement shall survive Closing and shall continue in full force and effect as provided in Section 11.2 and Section 11.3.

         11.2  Indemnification Provisions for Benefit of Pegasus and Merger Sub.

                  (a) If the Company breaches any representations and warranties contained in this Agreement, and if Pegasus makes a written claim for indemnification against the Shareholders within the Survival Period, then (subject to the limitations in subsection (c)) Pegasus, Pegasus Satellite Holdings, Inc. and Merger Sub and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons shall be entitled to be indemnified and held harmless out of the Escrow Shares, from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Survival Period) resulting from, arising out of or caused by the breach.

                  (b) Subject to the limitations in subsection (c), Pegasus, Pegasus Satellite Holdings, Inc. and Merger Sub, the shareholders, directors, officers, employees and agents, and the successors and assigns of any of such Persons shall be entitled to be indemnified and held harmless out of the Escrow Shares, from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of the Company contained in this Agreement and (ii) any Liability for Taxes attributable to the use, ownership or operation of the Assets by the Company or the Business relating to periods prior to Closing. Except as otherwise provided in this Agreement, such Person's rights to indemnity under this Section shall expire upon the expiration of 30 days after the completion of the audit of Pegasus's financial statements for the year ended December 31, 1997, but not later than April 30, 1998; provided, however, that such expiration will not include, extend or apply to rights for indemnity with respect to any claim asserted in good faith in a written notice to the Shareholders before such expiration.

                  (c) No Person otherwise entitled to indemnification under this Section shall be so entitled until the aggregate amount otherwise payable under this Section exceeds $25,000, and shall then be entitled to the indemnification only as to the excess. Any claim for indemnification under this Section shall be satisfied only out of the Escrow Shares (or, in the event cash is substituted for the Escrow Shares pursuant to the Escrow Agreement, such cash (the "Escrow Funds" and, together with the Escrow Shares, the "Escrow Property")), and no Shareholder shall be personally liable for any such claim beyond his interest in the Escrow Property. The order in which any Escrow Property shall be used to satisfy a claim shall be at the option of Pegasus. Escrow Shares shall be deemed to satisfy a claim to the extent of (i) in the case of Pegasus Preferred Stock, its liquidation preference, and (ii) in the case of Pegasus Class A Common Stock, the higher of (A) the Closing Value of such Escrow Shares, or (B) the last reported sale price of the Pegasus Class A Common Stock between a buyer and a seller that are not Affiliates of Pegasus on the Nasdaq National Market System on the Business Day before Pegasus receives such Escrow Shares, or if no such sale is made on such day, the average of the closing bid and asked price on such system on such day. The Escrow Property held by the Escrow Agent shall be released on the following schedule: (i) Escrow Property having a value of $300,000 (with Escrow Shares being valued at the Closing Value) shall be released to the Shareholders upon the expiration of 30 days after the completion of the audit of Pegasus's financial statements for the year ending December 31, 1997, but not later than April 30, 1998, (ii) Escrow Property having a value of $200,000 (with Escrow Shares being valued at the Closing Value) shall be released to the Shareholders upon the second anniversary of the Closing Date, and (iii) the balance of the Escrow Property shall be released to the Shareholders upon the expiration of the Survival Period; provided, however, that if a claim for indemnification is then pending, the amount of Escrow Property released shall be reduced by the extent necessary to insure that the amount of Escrow Property remaining in the possession of the Escrow Agent will be sufficient to satisfy such claims. The parties hereby agree to take all actions necessary to obtain the release of the Escrow Property from the Escrow Agent on the schedule set forth above.

         11.3 Indemnification Provisions for Benefit of the Company and Shareholders.

                  (a) If Pegasus or Merger Sub breaches any of its representations and warranties contained in this Agreement and if the Shareholders make a written claim for indemnification against Pegasus and the Surviving Corporation within the Survival Period, then (subject to the limitations in Subsection (c)) Pegasus and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the Shareholders, the former directors, officers, employees and agents of the Company and the successors and assigns of any of such Persons, from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that the Shareholders may suffer after the end of the Survival Period) resulting from, arising out of, or caused by the breach.

                  (b) Subject to the limitations in (c), Pegasus and the Surviving Corporation agree, jointly and severally, to indemnify the Shareholders, the former directors, officers, employees, and agents of the Company and the successors and assigns of any such Persons against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of Pegasus or Merger Sub contained in this Agreement; (ii) any act or omission of Pegasus or Merger Sub with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred after the Closing Date; (iii) any Liability of the Business against which Pegasus and Merger Sub are not entitled to indemnity under Section 11.2 or which are not the responsibility of the Shareholders pursuant to this Agreement and the Collateral Documents; and (iv) any Liability for Taxes attributable to the use, ownership or operation of the Assets or the transferred Business by Pegasus or Merger Sub relating to periods after the Closing Date. The obligations of Pegasus and Merger Sub under this Section shall expire upon the expiration of 30 days after the completion of the audit of Pegasus's financial statements for the year ended December 31, 1997, but not later than April 30, 1998; provided, however, that such expiration will not include, extend or apply to rights for indemnity with respect to any claim asserted in good faith in a written notice to Pegasus and the Surviving Corporation before such expiration.

                  (c) No Person otherwise entitled to indemnification under this Section shall be so entitled until the aggregate amount otherwise payable under this Section exceeds $25,000, and shall then be entitled to the indemnification only as to the excess, but only in an amount not to exceed $700,000.

         11.4  Matters Involving Third Parties.

                  (a) If any third party shall notify either Pegasus, the Surviving Corporation or the Shareholders (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Article, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim; and (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with subsection (b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) If any of the conditions in Section 11.4(b) above is not or no longer satisfied after seven (7) days advance written notice by the Indemnified Party: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses); and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article.

         11.5 Indemnity Net of Insurance Proceeds. All indemnification payments under this Article shall be net of any insurance proceeds received by the Indemnified Party in respect of the event or circumstance giving rise to the claim for indemnification and shall be deemed adjustments to the Merger Consideration.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective assigns and successors in interest and shall inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Shareholders shall be entitled to enforce the Company's rights under this Agreement as third party beneficiaries of this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents; provided, however, that Pegasus may assign this Agreement or any of its rights or interests or delegate any of its duties hereunder to an Affiliate.

         12.2 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter).
Notices shall be addressed as follows:

                  (a) If to Pegasus, Merger Sub or the Surviving
Corporation, to:

                      Pegasus Communications Corporation
                      c/o Pegasus Communications Management Company 5 Radnor Corporate Center
                      100 Matsonford Road, Suite 454
                      Radnor, PA 19087
                      Attn:  Mr. Marshall W. Pagon

                      (with a copy to Ted S. Lodge at the same address)

                  (b) If to the Company before the Closing Date or to the Shareholders before or after the Closing Date, to:

                      DBS of Indiana, Inc.
                      11790 E. State Road 334
                      Zionsville, Indiana 46077
                      Attn:  Richard D. Summe

                      with a copy to:

                      Barnes & Thornburg
                      1313 Merchants Bank Building
                      11 South Meridian Street
                      Indianapolis, Indiana 46204
                      Attn:  Steven W. Thornton, Esquire

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

         12.3 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

         12.4 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         12.5 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania).

         12.6 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.7 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give fall effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.8 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 Entire Agreement. This Agreement (including the Exhibits, Schedules and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties and supersedes all prior oral or written agreements, understandings and representations to the extent that they relate in any way to the subject matter hereof, including the Letter of Intent.

         12.11 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall be valid unless the same shall be in writing and signed by the Person against whom its enforcement is sought, and no such waiver whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to. any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty Or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         12.13 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                    PEGASUS COMMUNICATIONS CORPORATION


                  By:__________________________________________
                     Ted S. Lodge,
                     Senior Vice President

                  PEGASUS SATELLITE TELEVISION OF INDIANA, INC.


                  By:__________________________________________
                     Ted S. Lodge,
                     Senior Vice President

                  DBS OF INDIANA, INC.


                  By:__________________________________________
                     Richard D. Summe,
                     President

                             STOCKHOLDERS' AGREEMENT






                                  by and among






                       PEGASUS COMMUNICATIONS CORPORATION


                                       and


                          THE FORMER SHAREHOLDER OF DBS
                                OF INDIANA, INC.





                            IDENTIFIED ON SCHEDULE I





                          ----------------------------


                          Dated as of January 31, 1997


                          ----------------------------

                             STOCKHOLDERS' AGREEMENT


         This STOCKHOLDERS' AGREEMENT ("Agreement") is made as of the 31st day of January, 1997, by and among Pegasus Communications Corporation, a Delaware corporation ("Pegasus") and the former Shareholders identified on Schedule I (the "Shareholders") of DBS of Indiana, Inc., an Indiana corporation (the "Company"). Pegasus and the Shareholders are collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, Each Shareholder is receiving the number of shares of Class A Common Stock and Series B Preferred Stock (each as defined herein) set forth opposite such Shareholder's name on Schedule I, as part of the consideration for the merger of the Company with and into Pegasus Satellite Television of Indiana, Inc., a Delaware corporation (the "Surviving Corporation"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of January 21st, 1997 (the "Merger Agreement"), among Pegasus, the Surviving Corporation and the Company; and

         WHEREAS, it is a condition precedent to the obligations of the Parties under the Merger Agreement that the Parties shall have entered into this Agreement;

         NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

                  "Class A Common Stock" means the Class A Common Stock of Pegasus.

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Holder" means any Shareholder or any subsequent holder of Registrable Securities.

                  "Majority in Interest" means Shareholders holding in the aggregate a majority of the total number of shares held by the Shareholders at the relevant time.

                  "Pegasus Satellite Holdings " means Pegasus Satellite Holdings, Inc., a subsidiary of Pegasus that will own all of the outstanding capital stock of the Surviving Corporation and a majority of the voting capital stock of other subsidiaries engaged in the DIRECTV distribution business.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Prospectus" shall mean the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" mean the shares of Class A Common Stock acquired by the Shareholders pursuant to the Merger Agreement and the shares of Class A Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock acquired by the Shareholders pursuant to the Merger Agreement, but with respect to any such share, only until such time as such share (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) may be sold to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force) and the legend referred to in Section 5.2 has been removed or the Company has authorized the removal thereof from the certificate representing such Share.

                  "Registration Statement" means any registration statement of Pegasus filed pursuant to the Securities Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Series B Preferred Stock" means the series B Preference Stock of Pegasus.

                  "Shares" means the shares of Class A Common Stock and Series B Preferred Stock acquired by the Shareholders pursuant to the Merger Agreement and the shares of Class A Common Stock issued or issuable upon conversion of such Series B Preferred Stock.

                  "Subject Securities" mean Class A Common Stock or securities convertible into or exchangeable for, or options to purchase, Class A Common Stock.

         1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned such terms in the Sections indicated:

Term                                                                Section
----                                                                -------
"Agreement"........................................................Preamble
"First Offer Acceptance Period"...................................Article V
"First Offer Notice"..............................................Article V
"First Offer Sale Price"..........................................Article V
"First Offer Shares"..............................................Article V
"Merger Agreement".................................................Recitals
"Pegasus"..........................................................Preamble
"Registration"..........................................................3.1
"Shareholders".....................................................Preamble
"Shareholder Nominee"............................................Article II

                                   ARTICLE II

                                   GOVERNANCE

         Immediately upon Closing and thereafter at each annual meeting of stockholders until the date that the Shareholders collectively own less than 50 percent of the Shares, Pegasus shall cause one director designated by a Majority in Interest of the Shareholders ("Shareholder Nominee") to be elected to the Board of Directors of Pegasus Satellite Holdings, provided that such Shareholder Nominee shall be reasonably acceptable to Pegasus.

                                   ARTICLE III

                          PIGGYBACK REGISTRATION RIGHTS

         3.1 Right to Piggyback. Whenever Pegasus proposes to register any Subject Securities under the Securities Act and the registration form to be used may be used for the registration of the Registrable Securities (other than (a) a registration statement on form S-4 or S-8 or any similar successor forms, (b) a one-time registration of Class A Common Stock to be sold or pledged by management employees of Pegasus other than in an underwritten offering, and (c) the registration being effected pursuant to Pegasus' registration statement filed with the Commission on December 24, 1996 and the related registration of shares of Class A Common Stock issuable upon the exercise of warrants) ("Registration"), Pegasus shall give written notice to all Holders at least 14 days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify (to the extent known to Pegasus) the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and shall, subject to
Section 3.2, include in such Registration, all Registrable Securities with respect to which Pegasus has received written requests for inclusion therein within 10 days after the effectiveness of the Pegasus' notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such securities, Pegasus shall determine for any reason not to register or to delay registration of such securities, Pegasus may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, Pegasus shall be relieved of its obligation to register any Registrable Securities under this Section 3.1 in connection with such Registration and (ii) in the case of a determination to delay Registration, Pegasus shall be permitted to delay registering any Registrable Securities under this Section 3.1 during the period that the Registration of such other securities is delayed. Pegasus further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by Pegasus for such Registration Statement. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received shall be registered by Pegasus and offered to the public in a Registration pursuant to this Article III on the terms and conditions at least as favorable as those applicable to the registration of Subject Securities to be sold by Pegasus.

         3.2 Priority of Registrations. If the managing underwriter or underwriters, if any, advise the Holders in writing that in its or their reasonable opinion or, in the case of a Registration not being underwritten, Pegasus shall reasonably determine (and notify the Holders requesting registration of such determination) that the number or kind of securities proposed to be sold in such Registration (including Registrable Securities to be included pursuant to Section 3.1 above) will adversely affect the success of such offering or will affect the price at which the securities of Pegasus will be sold therein, Pegasus shall include in such Registration only the number of securities, if any, which, in the opinion of such underwriter or underwriters, or Pegasus, as the case may be, can be sold, in the following order of priority:

(i) first, the shares of Subject Securities Pegasus proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Holders or any other Person or entity granted similar registration rights before or after the date hereof. To the extent that the privilege of including Registrable Securities in any Registration must be allocated pursuant to this
Section 3.2, the allocation shall be made pro rata based on the number of securities that each such participant shall have requested to be included therein.

         3.3 Registration Procedures. With respect to any Registration, Pegasus shall, subject to Section 3.2 above, as expeditiously as practicable:

             (a) prepare and file with the Commission a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof;

             (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period of distribution contemplated in the Registration Statement, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

             (c) notify the Holders of Registrable Securities included in the Registration promptly, and (if requested by any such person or entity) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Pegasus of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and
(v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

             (e) furnish to each selling Holder of Registrable Securities, without charge, at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, and all documents incorporated therein by reference;

             (f) deliver to each selling Holder of Registrable Securities as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling Holder of Registrable Securities may reasonably request;

             (g) prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the selling Holders of Registrable Securities reasonably request in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Registrant shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

             (h) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof, if any, to consummate the disposition of such Registrable Securities;

             (i) upon the occurrence of any event contemplated by Section 3.3(c)(v), prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document; provided that Pegasus may elect to suspend or abandon the Registration in such event;

             (j) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by Pegasus are then listed; and

             (k) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement.

         Pegasus may require that each selling Holder of Registrable Securities furnish to Pegasus such information regarding the proposed distribution of such securities as Pegasus may from time to time reasonably request in writing.

         Each selling Holder of Registrable Securities agrees that upon receipt of any notice from Pegasus of the happening of any event of the kind described in Section 3.3(c)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus, as contemplated by Section 3.3(i), or until it is advised in writing by Pegasus that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by Pegasus, such Holder will deliver to Pegasus all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         3.4 Selection of Underwriters. If any Registration is an underwritten offering, Pegasus shall have the right to select the underwriters and managing underwriters(s) of the offering.

         3.5 Restrictions on Public Sale. To the extent not inconsistent with applicable law and unless otherwise advised by Pegasus or the underwriter(s) for the Registrable Securities, each Holder whose Registrable Securities are included in a Registration Statement hereunder agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144, during the 15 business days prior to, and during the 180-day period beginning on the effective date of a Registration Statement pursuant to the Registration.

         3.6 Registration Expenses. All expenses incident and specifically attributable to Pegasus's performance of or compliance with Article III of this Agreement shall be borne by Pegasus, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for Pegasus (including the expenses of any "comfort" letters and special audits), all other costs and expenses of Pegasus incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by Pegasus in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National Market, brokerage fees, transfer taxes and all other costs and expenses incurred by Pegasus in connection with the inclusion of Registrable Securities in any Registration hereunder. The selling Holders of the Registrable Securities shall pay, on a pro-rata basis, all fees and expenses of the counsel and accountants to the selling Holders of Registrable Securities as well as all underwriting commissions relating to the Registrable Securities sold.

         3.7 Indemnification.

             (a) Pegasus agrees to indemnify and hold harmless each selling Holder, each of its directors and officers and each person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 i. any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement or Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by Pegasus or based upon written information furnished by or on behalf of Pegasus filed in any jurisdiction in order to qualify Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                 ii. the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each indemnified person for any legal or other expenses reasonably incurred by each indemnified person in connection with investigating and defending against any such loss, claim, damage, liability or action; provided, however, that Pegasus shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with information relating to such Holder that was furnished to Pegasus by such Holder specifically for use therein. Pegasus shall not, without the prior written consent of any such Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, unless such settlement, compromise or consent includes a release of such Person and such directors, officers or controlling persons from all liability arising out of such claim, action, suit or proceeding.

             (b) Each Holder whose Registrable Securities are included in a Registration agrees to indemnify and hold harmless Pegasus, each of its directors and officers and each person who controls Pegasus within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Pegasus or any such director or officer or controlling person may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to such Holder that was furnished to Pegasus by such Holder; and will reimburse any legal or other expenses reasonably incurred by Pegasus or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof.

             (c) Promptly after receipt by an indemnified party under this
Section 3.7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.7, notify the indemnifying party of the commencement thereof. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action the indemnifying party will not be liable to such indemnified party under this Section 3.7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

                                   ARTICLE IV

                                    RULE 144

         Pegasus agrees that at all times after a Registration Statement pursuant to the requirements of the Securities Act relating to any class of equity securities of Pegasus has become effective, it shall file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and shall take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act. At any reasonable time and upon request of a Holder, Pegasus shall furnish such Holder and others with such information as may be necessary to enable the Holder to effect sales of Registrable Securities pursuant to Rule 144 and shall deliver to such Holder a written statement as to whether Pegasus has complied with such requirements. Notwithstanding the foregoing, Pegasus may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act.

                                    ARTICLE V

                              TRANSFER RESTRICTIONS

         5.1 Right of First Offer. Whenever, during the period up to and including the second anniversary hereof (unless the holding period under Rule 144 shall be reduced to a shorter period, in which case for such shorter period), any Shareholder desires to sell or transfer any Shares in a private transaction exempt from registration under the Securities Act and applicable "blue sky" laws, such Shareholder shall give notice ("First Offer Notice") to Pegasus to the foregoing effect specifying the number of Shares that the Shareholder desires to sell or transfer ("First Offer Shares") and the desired sale price therefor ("First Offer Sale Price"). Within 30 days after receipt of the First Offer Notice by Pegasus ("First Offer Acceptance Period"), Pegasus shall have the right to purchase the First Offer Shares for the First Offer Sale Price. In the event that Pegasus does not timely respond to the offer or does not agree to purchase the First Offer Shares at the First Offer Sale Price during the First Offer Acceptance Period, the transferring Shareholder may, during the 120 day period following the expiration of the First Offer Acceptance Period, sell or transfer all (but not less than all) of the First Offer Shares at a price equal to or greater than the First Offer Sale Price; provided that no transferee of the First Offer Shares shall be entitled to any rights thereunder, unless and until the transferring Shareholder shall have (i) informed Pegasus in writing of the identity of the transferee, the number of shares of Registrable Securities transferred, and the price paid by the transferee therefor, (ii) certified that such transfer has been made in compliance with this Agreement, and (iii) provided to Pegasus an opinion of counsel reasonably satisfactory to Pegasus that registration of such Registrable Securities under the Securities Act and applicable "blue sky" laws is not required in connection with such transfer.

         5.2 Legends. The Parties agree that each certificate representing Shares shall bear the following legend until such time as the same is no longer applicable:

         "THE SHARES OF [CLASS A COMMON STOCK] [SERIES B PREFERRED STOCK] REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SHARES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A STOCKHOLDERS' AGREEMENT DATED AS OF ____________ ___, 1997, A COPY OF WHICH IS ON FILE AT THE OFFICE OF PEGASUS COMMUNICATIONS CORPORATION. PEGASUS COMMUNICATIONS CORPORATION WILL FURNISH A COPY OF SUCH STOCKHOLDERS' AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO PEGASUS COMMUNICATIONS CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 6.1 as promptly as practicable thereafter). Notices shall be addressed as follows:

                  (a)      If to Pegasus, to:

                           Pegasus Communications Corporation
                           c/o Pegasus Communications Management Company 5 Radnor Corporate Center
                           100 Matsonford Road, Suite 454
                           Radnor, Pennsylvania  19087
                           Attn:  Mr. Marshall W. Pagon

                           (with a copy to Ted S. Lodge at the same address)

                  (b)      If to the Shareholders, to:

                           DBS of Indiana, Inc.
                           11790 E. State Road 334
                           Zionsville, Indiana  46077
                           Attn:  Richard Summe
                           with a copy to:

                           Barnes & Thornburg
                           1313 Merchants Bank Building
                           11 South Meridian Street
                           Indianapolis, Indiana  46204
                           Attn:  Steven W. Thornton, Esquire

                  (c) If to Holders of Registrable Securities (other than the Shareholders), to their respective addresses appearing on the stock transfer agent's register.

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 6.1.

         6.2 FCC Compliance. Notwithstanding anything to the contrary contained herein, the Parties recognize that a Holder may be restricted from the exercise of certain rights contained herein, including, but not limited to, the right to transfer the Shares if such exercise would constitute a violation of, or cause Pegasus to not be in compliance with, the Communications Act of 1934, as amended, or applicable Federal Communications Commission rules, regulations or policies, including, but not limited to, those restricting alien ownership (the "FCC Rules"), and accordingly, the Parties shall act hereunder in compliance with FCC Rules.

         6.3 Amendments and Waivers. The provisions of this Agreement may only be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given if approved by the Parties in writing. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party's rights or privileges hereunder or shall be deemed a waiver of such Party's rights to exercise the same at any subsequent time or times hereunder.

         6.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, including, without limitation, subsequent holders of Shares.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         6.7 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed therein. The parties hereto agree to submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania in any action or proceeding arising out of or relating to this Agreement.

         6.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         6.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the governance and registration rights granted by Pegasus to Holders or with respect restrictions on transferability of Registrable Securities. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:  /s/ Ted S. Lodge
                                    ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President


                                     ---------------------------------------
                                     Richard D. Summe


                                     ---------------------------------------
                                     Marshall D. Hedrick


                                     ---------------------------------------
                                     L. Gene Tanner


                                     ---------------------------------------
                                     Robert L. Lauth


                                     ---------------------------------------
                                     R.J. Klein as beneficiary of IRA Acct.
                                     #480-63727-12-011, Smith Barney as
                                     Rollover Custodian FBO Robert J. Klein


                                     ---------------------------------------
                                     R.J. Klein


                                     ---------------------------------------
                                     R. Michael Henderson


                                     ---------------------------------------
                                     Robert L. Hedrick


                                     ---------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President


                                     ----------------------------------------
                                     Richard D. Summe


                                     ----------------------------------------
                                     Marshall D. Hedrick


                                     ----------------------------------------
                                     L. Gene Tanner


                                     ----------------------------------------
                                     Robert L. Lauth


                                     ----------------------------------------
                                     Smith Barney as Rollover Custodian FBO
                                     Robert J. Klein, Acct. #480-63727-12-011


                                     ----------------------------------------
                                     R.J. Klein


                                     ----------------------------------------
                                     R. Michael Henderson


                                     /s/ Robert L. Hedrick
                                     ----------------------------------------
                                     Robert L. Hedrick


                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President


                                     ----------------------------------------
                                     Richard D. Summe


                                     ----------------------------------------
                                     Marshall D. Hedrick


                                     ----------------------------------------
                                     L. Gene Tanner


                                     ----------------------------------------
                                     Robert L. Lauth


                                     ----------------------------------------
                                     Smith Barney as Rollover Custodian FBO
                                     Robert J. Klein, Acct. #480-63727-12-011


                                     ----------------------------------------
                                     R.J. Klein

                                     /s/ R. Michael Henderson
                                     ----------------------------------------
                                     R. Michael Henderson


                                     ----------------------------------------
                                     Robert L. Hedrick


                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President

                                     /s/ Richard D. Summe
                                     ----------------------------------------
                                     Richard D. Summe


                                     ----------------------------------------
                                     Marshall D. Hedrick


                                     ----------------------------------------
                                     L. Gene Tanner


                                     ----------------------------------------
                                     Robert L. Lauth


                                     ----------------------------------------
                                     R.J. Klein as beneficiary of IRA Acct.
                                     #480-63727-12-011, Smith Barney as
                                     Rollover Custodian FBO Robert J. Klein


                                     ----------------------------------------
                                     R.J. Klein


                                     ----------------------------------------
                                     R. Michael Henderson


                                     ----------------------------------------
                                     Robert L. Hedrick


                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President


                                     ----------------------------------------
                                     Richard D. Summe


                                     ----------------------------------------
                                     Marshall D. Hedrick

                                     /s/ L. Gene Tanner
                                     ----------------------------------------
                                     L. Gene Tanner

                                     ----------------------------------------
                                     Robert L. Lauth

                                     ----------------------------------------
                                     R.J. Klein as beneficiary of IRA Acct.
                                     #480-63727-12-011, Smith Barney as
                                     Rollover Custodian FBO Robert J. Klein

                                     ----------------------------------------
                                     R.J. Klein

                                     ----------------------------------------
                                     R. Michael Henderson

                                     ----------------------------------------
                                     Robert L. Hedrick

                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President

                                     ----------------------------------------
                                     Richard D. Summe

                                     ----------------------------------------
                                     Marshall D. Hedrick

                                     ----------------------------------------
                                     L. Gene Tanner

                                     ----------------------------------------
                                     /s/ Robert L. Lauth
                                     Robert L. Lauth

                                     ----------------------------------------
                                     R.J. Klein as beneficiary of IRA Acct.
                                     #480-63727-12-011, Smith Barney as
                                     Rollover Custodian FBO Robert J. Klein

                                     ----------------------------------------
                                     R.J. Klein

                                     ----------------------------------------
                                     R. Michael Henderson


                                     ----------------------------------------
                                     Robert L. Hedrick

                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President

                                     ----------------------------------------
                                     Richard D. Summe

                                     /s/ Marshall D. Hedrick
                                     ----------------------------------------
                                     Marshall D. Hedrick


                                     ----------------------------------------
                                     L. Gene Tanner


                                     ----------------------------------------
                                     Robert L. Lauth


                                     ----------------------------------------
                                     R.J. Klein as beneficiary of IRA Acct.
                                     #480-63727-12-011, Smith Barney as
                                     Rollover Custodian FBO Robert J. Klein

                                     ----------------------------------------
                                     R.J. Klein


                                     ----------------------------------------
                                     R. Michael Henderson

                                     ----------------------------------------
                                     Robert L. Hedrick


                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President


                                     ----------------------------------------
                                     Richard D. Summe


                                     ----------------------------------------
                                     Marshall D. Hedrick


                                     ----------------------------------------
                                     L. Gene Tanner


                                     ----------------------------------------
                                     Robert L. Lauth

                                     /s/ R.J. Klein
                                     ----------------------------------------
                                     R.J. Klein as beneficiary of IRA Acct.
                                     #480-63727-12-011, Smith Barney as
                                     Rollover Custodian FBO Robert J. Klein

                                     /s/ R.J. Klein
                                     ----------------------------------------
                                     R.J. Klein

                                     ----------------------------------------
                                     R. Michael Henderson

                                     ----------------------------------------
                                     Robert L. Hedrick

                                     ----------------------------------------
                                     Terry L. Eaton

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By:
                                     ----------------------------------------
                                     Ted S. Lodge,
                                     Senior Vice President


                                     ----------------------------------------
                                     Richard D. Summe


                                     ----------------------------------------
                                     Marshall D. Hedrick

                                     ----------------------------------------
                                     L. Gene Tanner


                                     ----------------------------------------
                                     Robert L. Lauth


                                     ----------------------------------------
                                     Smith Barney as Rollover Custodian FBO
                                     Robert J. Klein, Acct. #480-63727-12-011


                                     ----------------------------------------
                                     R.J. Klein


                                     ----------------------------------------
                                     R. Michael Henderson


                                     ----------------------------------------
                                     Robert L. Hedrick

                                     /s/ Tony L. Eaton
                                     ----------------------------------------
                                     Terry L. Eaton

                                   SCHEDULE I




                       Shares of Class A                  Shares of Series B
Shareholder              Common Stock                       Preferred Stock
-----------            -----------------                  ------------------

                                      -15-